UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN SHARED HOSPITAL SERVICES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMERICAN SHARED HOSPITAL SERVICES

601 Montgomery Street, Suite 1112

San Francisco, California 94111

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To be held on June 20, 2023

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of the Directors (the “Board”), the 2023 Annual Meeting of Shareholders (the “Meeting”) of American Shared Hospital Services, a California corporation (the “Company”), will be held at the Hilton Hotel at 750 Kearny Street, San Francisco, CA 94108 and in a virtual meeting format at 9:00 a.m. Pacific Daylight Time on Tuesday, June 20, 2023 to consider and to act upon the following matters, all as set forth in the Proxy Statement.

1.	ELECTION OF DIRECTORS. To elect the following five nominees to the Board to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

Ernest A. Bates, M.D.

Daniel G. Kelly, Jr.

Kathleen Miles

Raymond C. Stachowiak

Vicki L. Wilson

2.	ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION. To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this the Proxy Statement.

3.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2023.

4.	OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting and any and all adjournments thereof.

The Board knows of no matters, other than those set forth in paragraphs (1), (2), and (3) above, that will be presented for consideration at the Meeting.

The Board has fixed the close of business on April 24, 2023 as the record date (“Record Date”) for the determination of shareholders entitled to vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN-PERSON OR VIRTUALLY, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON OR VIRTUALLY, IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

This Proxy Statement is dated May 1, 2023 and is first being made available to stockholders via the Internet on or about May 1, 2023.

By Order of the Board
/s/Alexis N. Wallace
Alexis N. Wallace
Corporate Secretary

Dated: May 1, 2023
San Francisco, California

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to Be Held on Tuesday, June 20, 2023 at 9:00 a.m. Pacific Daylight Time

The Proxy Statement, Proxy Card and Annual Report on Form 10-K

are available at https://www.astproxyportal.com/ast/00186.

AMERICAN SHARED HOSPITAL SERVICES

601 Montgomery Street, Suite 1112

San Francisco, California 94111

__________________

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

June 20, 2023

__________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2023 Annual Meeting of Shareholders scheduled to be held at the Hilton Hotel at 750 Kearny Street, San Francisco, CA 94108 and in a virtual meeting format at 9:00 a.m. Pacific Daylight Time on Tuesday, June 20, 2023 and at any adjournments or postponement thereof (the “Meeting” or “Annual Meeting”). This Proxy Statement is dated May 1, 2023 and is first being made available to stockholders via the Internet on or about May 1, 2023.

The matters to be considered and voted upon at the Meeting will be:

1.	To elect five nominees to the Board to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.

3.	To ratify the appointment of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2023.

4.	To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

Only shareholders of record at the close of business on April 24, 2023 (the “Record Date”) are entitled to notice of and to vote at the Meeting held in-person and virtually that is available at https://web.lumiagm.com/222396593. To participate in the meeting virtually, you must have your 11-digit control number that is shown on your Notice (as defined below), proxy card or voting instruction form.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted by rules adopted by the Securities and Exchange Commission, we are making this Proxy Statement and our Annual Report available to stockholders electronically via the Internet. On or about May 1, 2023, we will mail to most of our shareholders a notice (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and to vote via the internet or by telephone.

The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail, unless you elect otherwise.

Hybrid Meeting Format

The Meeting will be a hybrid meeting, meaning shareholders may attend either in-person or virtually via a live audio webcast by visiting https://web.lumiagm.com/222396593.

The live audio webcast of the Meeting will begin promptly at 9:00 a.m. Pacific Daylight Time. Online access to the audio webcast will open one hour prior to the start of the Meeting to allow time for you to log-in and test your device’s audio system. If you plan to attend the meeting virtually, we encourage you to access the meeting in advance of the designated start time.

To be admitted to the Meeting virtually, shareholders may visit https://web.lumiagm.com/222396593 and enter their 11-digit control number and the meeting password. The password for the virtual meeting is ashs2023 (case sensitive). If you are a holder of record of our common stock at the close of business on April 24, 2023, the record date for the Meeting, or hold a “legal proxy” for the meeting provided by your bank, broker or other nominee, you are entitled to receive notice of, and to vote at, the Meeting and any adjournments or postponements thereof. If you attend the meeting virtually using your 11-digit control number, you may vote during the Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders, your 11-digit control number can be found on your Notice, proxy card or voting instruction form. Beginning one hour prior to, and during, the Meeting, you can view the agenda and rules of procedure for the Meeting, and submit questions, at https://web.lumiagm.com/222396593.

If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Meeting. To register, you must submit proof of your “legal proxy” obtained from your bank, broker or nominee reflecting your Company holdings, along with your name and email address, to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to (718) 765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a “legal proxy” may take several days and shareholders are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 9, 2023. You will receive a confirmation email from American Stock Transfer & Trust Company, LLC of your registration. Once registered, you may participate in and vote at the Meeting by following the instructions available on the meeting website. If you encounter any difficulty accessing the virtual meeting, please visit https://go.lumiglobal.com/faq for assistance.

Revocability of Proxies

A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to the final vote at the Meeting by filing with our Corporate Secretary either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Meeting and voting in person or by virtually attending the Meeting and properly voting online at the Meeting.

Solicitation of Proxies

This proxy solicitation is being made by the Board of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers and employees of the Company for shares of the Company’s common stock (the “Common Shares”). The Company will request that banks, brokers and other fiduciaries solicit their customers who beneficially own Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons for the reasonable expenses of such solicitation.

Outstanding Securities

The Board has fixed April 24, 2023 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 6,213,134 Common Shares issued and outstanding. The Common Shares are the only class of securities entitled to vote at the Meeting.

Voting Procedures

Shares may be voted by record holders in four separate ways as follows: (i) by Internet, going to the voting site www.voteproxy.com and following the instructions outlined on the website using certain information provided on the Notice, or if you requested printed proxy materials, by following the instructions provided on your proxy card or voting instruction form, (ii) by telephone, following the instructions on your Notice, proxy card or voting instruction form, (iii) by completing and mailing the written proxy if you received your proxy by mail, or (vi) by ballot by attending the Meeting in person or virtually. Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for a vote at the Meeting, except as indicated below in connection with the election of directors.

In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder’s intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder or to distribute the same number of votes between two or more nominees. Discretionary authority to cumulate votes is hereby solicited by the Board.

In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Raymond C. Stachowiak and Craig K. Tagawa as proxies. Common Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR (1) the election of each of the five nominees for the Board named in the Proxy Statement, (2) the approval, on a non-binding, advisory basis, of the Company’s executive compensation and (3) the ratification of the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm.

The Board is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

All outstanding shares of the Company’s common stock represented by properly executed and unrevoked proxies received in time for the Meeting will be voted. A shareholder has the following voting options for the three proposals discussed herein:

1.

A shareholder may, with respect to the election of directors, (i) vote for the election of all five director nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

2.

A shareholder may, with respect to the advisory vote on executive compensation, (i) vote for, or approve on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, (ii) vote against, or disapprove on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, or (iii) abstain.

3.

A shareholder may, with respect to the proposal to ratify the appointment of Moss Adam LLP as the Company’s Independent Registered Public Accounting Firm, (i) vote for the ratification, (ii) vote against the ratification, or (iii) abstain.

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Shares held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the “non-voted shares”) will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present.

The rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at shareholder meetings are routine or non-routine matter. If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote for the proposal without receiving voting instructions from the beneficial owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.

Under the NYSE rules, the election of directors in an uncontested election (Proposal 1), and the advisory vote on the compensation of our named executive officers (Proposal 2) are considered non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their clients’ shares for these proposals cannot exercise their discretionary authority to vote these clients’ shares for these proposals, in which case a broker non-vote will occur. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board. The approval of the ratification of appointment of Independent Registered Accounting Firm (Proposal 3) is considered a “routine” matter under NYSE rules and therefore we do not expect any broker non-vote will occur.

Votes Required to Approve Each Proposal

A majority of the Common Shares entitled to vote on the Record Date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business.

Proposal 1: In the election of directors, the five nominees receiving the highest number of votes will be elected directors of the Company.

Proposal 2: The compensation of our named executive officers will be approved, on a non-binding, advisory basis, by the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum). The outcome of the advisory vote on our executive compensation will not be binding on the Board. However, the Board, in the exercise of its fiduciary duties, will consider the outcome of the non-binding, advisory votes in determining how to proceed following such votes.

Proposal 3: The approval of the proposal to ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm requires the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum).

Provided that the quorum requirement is satisfied, (i) broker non-votes will have no effect on the outcome of the election of directors, (ii) votes withheld and votes against a director nominee have no legal effect for Proposal 1, (iii) abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the shares represented and voting for Proposals 2 and 3. However, approval of proposals 2 and 3 also require the affirmative vote of a majority of the shares necessary to constitute a quorum, and therefore abstentions and broker non-votes could prevent the approval of these proposals because they do not count as affirmative votes, provided that no broker non-votes are expected for Proposal 3 on the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

The Inspector of Elections appointed by the Board will determine the number of Common Shares represented in person or by proxy at the Meeting, whether a quorum exists, and the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Meeting before the voting begins.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors

The Company’s current Bylaws, as amended (the “Bylaws”) provide that there shall be no less than four nor more than seven directors. The number of directors currently is fixed at five. Each of the currently serving directors at the date of this Proxy Statement is standing for re-election. There are currently no vacancies on the Board.

Board Leadership Structure

For many years our founder, Ernest A. Bates, M.D., served as both Chairman and Chief Executive Officer of the Company. In 2020, Dr. Bates retired as President and Chief Executive Officer of the Company but continued to serve as Executive Chairman through December 31, 2020 and Chairman through December 2021. Following Dr. Bates’ resignation as Chairman in December 2021, this position remained vacant until Raymond C. Stachowiak, a current director of the Board, was named Executive Chairman on March 7, 2023. The Board determined to once again create the Executive Chairman position because Mr. Stachowiak will retain significant executive duties, such as a number of direct reports, and strategic and operational responsibilities, as Mr. Gaccione transitions to his new role as Chief Executive Officer.

Following his appointment as Executive Chairman of the Board, Mr. Stachowiak will no longer serve as the Company’s Chief Executive Officer. Daniel G. Kelly, Jr. currently serves as Lead Director. The Board believes that this structure provides effective and independent leadership and intends to continue to assess the characteristics and attributes of its leadership structure from time to time and may make additional changes as it deems appropriate.

Board’s Role in Risk Oversight

Management, which is responsible for day-to-day risk management, continually monitors the material risks facing the Company, including strategic risks, operational risks, financial risks and legal and compliance risks.  The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks.  The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus. The responsibilities of the Board’s committees, and the areas of risk that they monitor, are described in detail in their charters. In summary, the Audit Committee oversees the preparation of the Company's financial statements and the hiring and work of its independent auditors to mitigate the risk of non-compliance with the regulations of the Securities and Exchange Commission (the “SEC”) governing financial reporting. The Compensation Committee oversees the structure of the Company’s executive compensation program and has concluded that the program does not create a material risk that individuals will take excessive risks in order to impact their compensation. The Nominating and Corporate Governance Committee oversees Board organization, membership and structure, director and officer succession planning and corporate governance to promote compliance with the requirements of both state corporate laws and of securities regulators and stock exchanges.

Nominees for Directors

The Board is proposing the persons named below for election to the Board. Each of the persons identified below will be nominated for election to serve until the next annual meeting of shareholders and until his successor shall be elected and have qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee is unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board. Each of the nominees named below has notified the Board that, if elected, he or she will agree to serve as a director.

Set forth below is certain information regarding each of the nominees.

DR. ERNEST A. BATES, the founder of the Company, rejoined the Board in March 2022. Dr. Bates provided consulting services to the Company pursuant to a consulting agreement from December 2021 until March 2022. He previously served as Chairman of the Board since the incorporation of the Company until December 2021. Dr. Bates also served as Chief Executive Officer of the Company since the incorporation of the Company until May 2020 and served as the Company’s Executive Chairman from May 2020 through December 31, 2020. He is a member of several professional medical societies including several in his specialty. He is an Emeritus member of the Board of Trustees at Johns Hopkins University and the University of Rochester. Dr. Bates is a member of the Board of Overseers at UCSF School of Nursing and a former member of the Board of Trustees at UCSF Foundation and the California Higher Education Business Forum. In 1997, Dr. Bates was appointed by the California Senate to serve as a member of the California High-Speed Rail Authority. Appointed by the Governor, Dr. Bates served as a member of the Board of Governors of California Community Colleges, the District 4 Medical Quality Review Committee, and the Professional Advisory Committee at the University of California Medical Centers where he was appointed by the Speaker of the Assembly. Dr. Bates previously served on the Magistrate Judge Merit Selection Panel. In 2000, Dr. Bates received the prestigious Kjakan Award for his contribution to the spirit of entrepreneurial capitalism. Dr. Bates founded American Shared Hospital Services in 1977. Dr. Bates received his BA from Johns Hopkins University in 1958 and his MD degree from the University of Rochester School of Medicine in 1962. Dr. Bates completed a surgery internship at the Albert Einstein College of Medicine, Bronx Municipal Hospital Center in 1962. He has written chapters in the publication Textbook on Experimental Brain Tumors and Black Related Diseases. Dr. Bates completed his Neurosurgery residence at the University of California Medical Center, San Francisco in 1971. Dr. Bates is the father of Ernest R. Bates, the Company’s Vice President, International Sales and Business Development. Dr. Bates is 86 years old.

KATHLEEN MILES was elected to the Board in December 2021. She currently serves as Chief Counsel, Public Finance of The PNC Financial Services Group, Inc., a position she has held since 2014. Ms. Miles has over 20 years of experience in public finance as both a lawyer and a regulator. She earned a Bachelor's of Arts in Government from Radcliffe College of Harvard University and a Juris Doctor from the University of Virginia School of Law. Ms. Miles is 66 years old.

DANIEL G. KELLY, JR., was elected to the Board in 2016. Mr. Kelly was a partner of Davis Polk & Wardwell LLP, an international law firm, from 1999 to 2015, co-founding its Silicon Valley office in 1999. During his time at Davis Polk, Mr. Kelly had an extensive corporate practice representing companies, private equity funds and financial institutions in a broad array of complex transactions, and also acted as a senior advisor to boards and special committees on numerous sensitive matters. Prior to joining Davis Polk, Mr. Kelly was a senior officer of a major investment banking firm, the chief legal officer of an NYSE-listed corporation and a partner involved in management of two other law firms. Mr. Kelly is a Trustee of Choate Rosemary Hall and is on the Board of Directors of Equality Now, a global organization dedicated to creating a world in which women and girls have the same legal rights as men and boys. Mr. Kelly received his B.A. in History from Yale University and his J.D. from Columbia University School of Law. Mr. Kelly is a member of the Board of Directors of Ares Capital Corporation, a specialty finance company listed on the Nasdaq Global Select Market. Mr. Kelly is 71 years old.

RAYMOND C. STACHOWIAK joined the Board in 2009 and was named the Company’s Executive Chairman in March 2023. He served as the Company’s Chief Executive Officer from October 2020 to March 2023 and served as the Company’s Interim President and Chief Executive Officer from May 2020 to October 2020. Mr. Stachowiak previously served as President and Chief Executive Officer of Shared Imaging, a preferred independent provider of CT, MRI and PET/CT equipment and services, from its inception in December 1991 until his retirement in March 2013. In 2008, Mr. Stachowiak sold 50% of his interest in Shared Imaging to Lubar Equity Fund and remains a 50% owner of Shared Imaging. Mr. Stachowiak is the sole owner of RCS Investments, Inc., and owner-manager of Stachowiak Equity Fund, both of which are private equity funds. Mr. Stachowiak received a B.S. in Business and an M.B.A. from Indiana University. He is a Certified Public Accountant (inactive), Certified Internal Auditor (inactive) and holds a Certification in Production and Inventory Management. Mr. Stachowiak is 65 years old.

VICKI L. WILSON was elected to the board in 2021. She has served as the Director, Finance and Administration and Chief Fiscal Officer, for the State of Illinois Department of Transportation since 2022. From 2017 until 2022, she was the Deputy Director for Finance and Administration and Chief Fiscal Officer for the State of Illinois Department of Public Health. Ms. Wilson was the Director of Financial Control, Cook County Department of Homeland Security and Emergency Management from March 2017 to October 2017. Ms. Wilson has held numerous positions in finance, risk management and accounting in the public and private sectors, including with organizations and entities in healthcare. She earned a Bachelor’s of Arts in Mathematics from Wesleyan University, a Master’s in Business Administration from Harvard Business School and a Master’s in Public Health, Health Care Administration, from Yale University. Ms. Wilson is 65 years old.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED.

Meetings of the Board

The Board of the Company held four regular meetings during 2022 and three special meetings. Each director attended at least 75% of the aggregate number of meetings of both the Board and of the Committees of the Board on which such director served during the year.

Shareholders may communicate with the Board by writing to 601 Montgomery Street, Suite 1112, San Francisco, CA 94111-4107, Attention: Raymond C. Stachowiak. Although the Company does not have a formal policy regarding attendance at the Company’s annual meeting, we encourage directors to attend our annual meeting and all directors attended the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) virtually. All shareholder communications to directors are forwarded to them.

Committees of the Board and Director Independence

The Company has standing Compensation, Nominating and Corporate Governance and Audit Committees, each of which is described below. The Company is in compliance with The NYSE American Stock Exchange (“NYSE American”) enhanced board and board committee independence requirements. Mr. Kelly, Ms. Miles, and Ms. Wilson were considered independent directors under the NYSE American rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and any rules promulgated thereunder, the “Exchange Act Rules”) during 2022. Furthermore, members of each of the standing committees described above satisfy the independence requirements under applicable Exchange Act Rules and NYSE American rules. The directors who were not independent during 2022 under NYSE American rules and the applicable Exchange Act Rules were Dr. Bates, who was the Company’s Chief Executive Officer until May 4, 2020 and Executive Chairman through December 31, 2020 and Mr. Stachowiak, who is currently the Company’s Executive Chairman and served as the Company’s Chief Executive Officer until March 2023. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a formal written charter. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are available on the Investor Relations section of our website at: www.ashs.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” tab. You may also request a copy of these documents free of charge by writing our Corporate Secretary. We intend to post on our website any amendments to our Code of Business Conduct and Ethics, as well as any waivers for directors or executive officers (including our Chief Accounting Officer and anyone else performing similar functions) within four (4) business days after the date of any amendment or waiver. The information on our website is not part of this proxy statement. The Company’s independent directors meet in executive session at least annually without management and non-independent directors, as required by the NYSE American rules. The Lead Director presides at such meetings.

The Compensation Committee’s functions are to (i) establish compensation arrangements and incentive goals for executive officers, (ii) administer compensation plans, (iii) evaluate the performance of executive officers and award incentive compensation, (iv) adjust compensation arrangements as appropriate based upon performance, and (v) review and monitor management development and succession plans and activities. The Compensation Committee met three times in 2022. The Compensation Committee meets on an as needed basis. The Compensation Committee during 2022 consisted of Mr. Kelly, Ms. Miles and Ms. Wilson and until his resignation from the Board on March 24, 2022, Mr. Ozyurek. Mr. Ozyurek resigned from the Board and the Compensation Committee on March 24, 2022. Mr. Kelly is Chair of the Compensation Committee.

The Compensation Committee is authorized to delegate its authority to a subcommittee when appropriate. It is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. In determining or recommending the amount or form of executive officer compensation, the Compensation Committee takes into account the recommendations of its compensation consultant, if retained, as well as information received from the Company’s Chief Executive Officer and Executive Chairman. In doing so, the Compensation Committee customarily considers the comparative relationship of the recommended compensation to the compensation paid by other similarly situated companies, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.

The purpose of the Nominating and Corporate Governance Committee is to recommend candidates for election to the Board. The Nominating and Corporate Governance Committee met once during 2022. In March 2023, the Nominating and Corporate Governance Committee recommended the nominations of Dr. Bates, Mr. Kelly, Ms. Miles, Mr. Stachowiak and Ms. Wilson for election to the Board. During 2022, the Nominating and Corporate Governance Committee consisted of Mr. Kelly, Ms. Miles, Ms. Wilson, and until his resignation from the Board on March 24, 2022, Mr. Ozyurek. Ms. Miles served as the Chair of the Nominating and Corporate Governance Committee.

The purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint the independent auditors, and to review the reports of such auditors. The Audit Committee held four meetings during 2022. The Audit Committee during 2022 consisted of Mr. Kelly, Ms. Miles, Ms. Wilson and until his resignation from the Board on March 24, 2022, Mr. Ozyurek. Mr. Ozyurek resigned from the Board and the Audit Committee on March 24, 2022. Ms. Wilson served as Chair of the Audit Committee. During fiscal 2022 the Audit Committee held four meetings. For further information concerning the Audit Committee, refer to the “Audit Committee Report.” Ms. Wilson is a “financial expert” and meets the applicable independence requirements of the NYSE American and Rule 10A-3 under the Exchange Act.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, shareholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

To be eligible for consideration for the Board, any proposed candidate must be ethical, have proven judgment and experience, have professional skills and experience in dealing with complex problems that would be complementary to the needs of the Company, have demonstrated the ability to act independently, be willing to represent the interests of all shareholders and not just those of a particular interest, and be willing and able to devote sufficient time to fulfill the needs of a director of the Company.

The Company believes that gender and minority representation in the boardroom is a key aspect of attaining the diverse array of perspectives. In addition to evaluating directors’ qualifications, skills, independence and expertise, the Nominating and Corporate Governance Committee considers the gender, race, ethnicity, cultural background, and other diversity characteristics when making board nomination decisions. Of the Board’s five directors, all of whom are being nominated for re-election to the Board, three directors are African American and, of those three, two are women. In addition, two of the Board’s three standing committees are chaired by African American women. The Company believes that its commitment to create a diverse and inclusive culture is reflected in the diversity of its Board members and will continue to seek opportunities to advance its diversity efforts.

The Nominating and Corporate Governance Committee will consider director candidates submitted by shareholders to: 601 Montgomery Street, Suite 1112, San Francisco, CA 94111-4107, Attention: Nominating and Corporate Governance Committee. Such recommendations should be accompanied by (i) evidence of the shareholder’s stock ownership over the last year, (ii) a statement that the shareholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement as to whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending shareholder of its final decision. A shareholder who wishes to nominate a person for director must provide the nomination in writing to our Corporate Secretary at the Company’s principal offices pursuant to the notice provisions in the Bylaws. Such notice must be received not less than 60 nor more than 90 days prior to the annual meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the earlier of the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from the Company.

Based on the process described above, the Nominating and Corporate Governance Committee recommended and the Board determined to nominate each of the incumbent directors for re-election at the Meeting. The Nominating and Corporate Governance Committee and the Board concluded that each of the incumbent directors should be nominated for re-election based on the experience, qualifications, attributes and skills identified in the biographical information contained in the “Nominees” section under “Proposal No. 1: Election of Directors.” The Nominating and Corporate Governance Committee and the Board assessed several factors while considering the Company’s longstanding history of providing Gamma Knife and other medical services to hospitals and medical centers in the United States, and its anticipated growth in providing similar services internationally, as well as providing proton beam radiation therapy services in the United States. In particular, the Nominating and Corporate Governance Committee and the Board considered the following specific experiences, qualifications, attributes, skills and other factors:

•	The nominees all have extensive experience in leading and guiding business and professional organizations as both executive leaders and board members.
•

The nominees’ experiences reflect a range of occupations and industries, which provide diverse viewpoints in guiding the Company. Specifically, this includes financial services (Mr. Kelly, Ms. Miles, and Ms. Wilson), healthcare (Dr. Bates and Mr. Stachowiak), government and public policy (Dr. Bates, Mr. Kelly, Mr. Stachowiak and Ms. Wilson), international policy and development (Dr. Bates, Mr. Kelly and Mr. Stachowiak), and business development (Dr. Bates, Mr. Kelly, Ms. Miles, Mr. Stachowiak and Ms. Wilson).

•

The nominees have significant and substantive expertise in several areas that are applicable to the Board and its committees, including finance (Dr. Bates, Mr. Kelly, Ms. Miles, Mr. Stachowiak and Ms. Wilson), public company accounting and financial reporting (Mr. Kelly and Mr. Stachowiak), strategic planning (all of the nominees), operations management (Dr. Bates, Mr. Kelly, Mr. Stachowiak and Ms. Wilson) and corporate governance (all of the nominees).

•

The Board particularly believes that Dr. Bates’ vast experience in the medical community both as a neurosurgeon and as an entrepreneur, as founder, President and Chief Executive Officer of the Company (until May 2020), brings unparalleled expertise to the board in a variety of areas.

Director Compensation for Fiscal 2022

The following table sets forth information regarding the compensation earned by or awarded to each non-employee director during 2022.

Name	Fees Earned or Paid in Cash (1)	Total
Ernest A. Bates, M.D. (2)	$37,500	$37,500
Daniel G. Kelly, Jr.	$50,000	$50,000
Kathleen Miles	$50,000	$50,000
Vicki L. Wilson	$50,000	$50,000
S. Mert Ozyurek (3)	$12,500	$12,500

(1) Consists of the annual retainer fees for service as members of the Company’s Board. Each non-employee director may choose to have the retainer paid in cash, or make an election to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program. No directors made an election to defer their entire 2022 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan. For further information concerning such deferral election, see the section below entitled “Deferral Election Program for Non-Employee Board Members”.

(2) On December 28, 2021, Dr. Bates resigned from the Board of Directors. Dr. Bates rejoined the Board of Directors on March 24, 2022.

(3) On March 24, 2022, Mr. Ozyurek resigned from the Board of Directors.

Directors’ Annual Retainer Fees

In 2022, each non-employee director earned an annual retainer of $50,000, subject to pro-ration for directors who either joined or left the Board during the year. Each director may choose to have the retainer paid in equal quarterly cash installments, or elect to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program, described below. Non-employee directors are reimbursed for the expenses they incur to attend Board meetings. No payment is made for attendance at meetings by any director who is a full time employee of the Company.

Deferral Election Program for Non-Employee Board Members

Through its Deferral Election Program, the Company provides each non-employee Board member with the opportunity to defer all or a portion of the annual retainer fee he earns for service on the Board and Board committees. Such program allows each non-employee Board member to elect to convert all or a portion of such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan. For each continuing Board member the deferral election must be filed on or before December 31 of the calendar year preceding the calendar year for which the annual retainer fee is earned. For each newly elected Board member, the deferral election must be filed within 30 days from the Board member’s commencement of Board service, and such election will apply to the portion of the retainer fee to be earned for the period of Board service measured from the first calendar quarter following the submission of the election to the Company.

For each continuing non-employee Board member, the number of restricted stock units to be issued as a result of the deferral election is determined by dividing the dollar amount subject to the non-employee director’s election by the closing market price of the Company’s common stock as of the first trading date in January of the calendar year in which the election is in effect. For each newly elected non-employee Board member, the number of restricted stock units to be issued as a result of the deferral election is determined by dividing the dollar amount subject to the non-employee director’s election by the closing market price of the Company’s common stock on the first trading date of the first calendar quarter following the submission of the election to the Company. The issuance of the shares of the Company’s common stock that vest under the award is deferred until the Board member’s cessation of Board service.

No non-employee Board members deferred their 2022 annual retainer fee by converting such fee into a restricted stock award. As of December 31, 2022, Mr. Kelly held vested restricted stock unit awards covering 46,064 shares of the Company’s common stock and none of the other non-employee directors each held vested restricted stock unit awards.

Directors’ Equity Grants

Under the Automatic Grant Program of our Incentive Compensation Plan, each individual who first becomes a non-employee director will, at the time of his or her election to the Board, receive an initial equity award including an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. The specific number of shares subject to an initial equity award, if any, will be determined by the Compensation Committee of our Board, but will not exceed 10,000 shares for the option component or 3,000 shares for the restricted stock unit component. In addition, under this program, on the date of each annual meeting of shareholders, each individual who will continue to serve as a non-employee director will automatically be granted an annual equity award including an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee director for at least six months. The specific number of shares subject to an annual equity award, if any, will be determined by the Compensation Committee, but will not exceed 3,000 shares for the option component or 1,000 shares for the restricted stock unit component. Each initial equity award will vest in four equal annual installments upon the individual’s completion of each year of service. Each annual equity award will vest in one installment upon the individual’s completion of one year of board service.

No equity awards were granted to non-employee directors in 2022. As of December 31, 2022, Mr. Kelly held options of purchase 13,000 shares of the Company’s common stock that were granted under the Automatic Grant Program of the Company’s Incentive Compensation Plan. None of the other non-employee directors held restricted stock units or options to purchase shares of the Company’s common stock under the Automatic Grant Program of the Company’s Incentive Compensation Plan.

CERTAIN ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 24, 2023 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each nominee for director of the Company, (iii) each executive officer, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for Common Shares held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Common Shares Owned Beneficially
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Directors and Named Executive Officers
Ernest A. Bates, M.D.	592,205	9.5%
Daniel G. Kelly, Jr. (4)	62,664	1.0%
Kathleen Miles	750	0%
Raymond C. Stachowiak (5)	1,271,737	20.2%
Vicki L. Wilson	750	0%
Peter Gaccione	0	0%
Craig K. Tagawa	19,061	0.3%
Ernest R. Bates	26,544	0.4%
All Current Directors & Executive Officers as a Group (6)	1,947,167	30.7%
5% or More Shareholders: John F. Ruffle	410,746	6.6%

(1)

The address of each director, Named Executive Officer and 5% or more shareholder listed herein is c/o American Shared Hospital Services, 601 Montgomery Street, Suite 1112, San Francisco, California 94111.

(2)	Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.
(3)

The percentages are calculated based on a total of 6,213,134 shares of common stock issued and outstanding as of April 24, 2023. Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after April 24, 2023 are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.

(4)	Includes 59,064 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 24, 2023.
(5)

Includes (i) 274,000 shares directly held by Mr. Stachowiak, (ii) 158,500 shares held by RCS Investment Inc. (“RCS”); (iii) 760,559 shares held by Stachowiak Equity Fund LLC (“Equity Fund”); and (iv) 78,678 shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 24, 2023. RCS is a wholly-owned subsidiary of Raymond C Stachowiak Revocable Trust dated November 19, 1998 (“Trust”) and Mr. Stachowiak is the sole trustee of Trust and has sole power to vote and dispose and direct the voting and disposition of shares held by RCS. Accordingly, Mr. Stachowiak may be deemed to be the beneficial owner of shares held by RCS. In addition, the Trust is the managing member and holder of 60% equity interest of the Equity Fund, and as such the Trust has shared power to vote and dispose and to direct the voting and disposition of shares held by Equity Fund. Accordingly, Mr. Stachowiak may be deemed to be the beneficial owner of shares held by Equity Fund and Mr. Stachowiak hereby disclaims such beneficial ownership interest pursuant to Rule 13d-4 of the Exchange Act.

(6)	Includes an aggregate of 137,742 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 24, 2023.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our four named executive officers (the “Named Executive Officers” during 2022) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Shareholders are encouraged to read the “Narrative Disclosure Regarding Compensation” section of this proxy statement for a more detailed discussion of how our compensation programs further the Company’s objectives.

At this meeting, the shareholders will be asked to vote, on a non-binding, advisory basis, on the following resolution:

“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S‑K in the Narrative Disclosure Regarding Compensation, compensation tables and related narratives and other materials in this Proxy Statement.”

Our Board and Compensation Committee urge shareholders to endorse the compensation program for our executive officers by voting FOR the above resolution. The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the Narrative Disclosure Regarding Compensation and other related sections of this proxy statement, is reasonable and effective in aligning the interests of the executive officers with both the short and long-term interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our “Narrative Disclosure Regarding Compensation” below, our program has the following features.

•

In August 2020, Meridian provided the Board an updated compensation report based on a group of similar sized companies chosen by Meridian as comparable to the Company. Based in part on the data and recommendations in the Meridian report, the Compensation Committee adopted a variable compensation plan (“VCP”) for executives (other than our CEO) that went into effect on January 1, 2021, and was continued (with updated metrics) in 2022, as described in more detail below.

•

A substantial portion of Mr. Stachowiak’s compensation, who served as our CEO in 2022, is comprised of restricted stock which the Compensation Committee believes is effective in further aligning him with the interests of shareholders. Mr. Stachowiak is also the Company’s largest shareholder. Mr. Stachowiak’s salary was increased by $75,000 in connection with his continued service as our CEO in 2022. His cash compensation during 2021 and 2022 was substantially less than that paid to his predecessor prior to his retirement as CEO.

•	As part of our continued focus on variable compensation, Mr. Tagawa received a modest salary increase of 2.6% in 2022 and Mr. Bates’ salary was reduced by 10% in 2022.

•

Our directors and executive officers as a group own approximately 30% of the issued and outstanding shares (not including shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 24, 2023), which directly aligns their interests with that of the other shareholders.

•	None of the Named Executive Officers currently has an employment agreement or a severance agreement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. However, the Compensation Committee and our Board value the views of our shareholders and expect to take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

Unless the Board modifies its policy on holding advisory votes on the compensation of our Named Executive Officers, the next advisory vote will occur at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS OTHERWISE INSTRUCTED.

COMPENSATION OF EXECUTIVE OFFICERS

Narrative Disclosure Regarding Compensation

The purpose of this Narrative Disclosure Regarding Compensation is to inform our shareholders of the policies and objectives underlying the compensation programs for our three Named Executive Officers, who were our executive officers at year end 2022:

●	Raymond C. Stachowiak, our Chief Executive Officer during 2022, and as of March 7, 2023 our Executive Chairman;

●	Peter Gaccione, our Chief Operating Officer beginning in September 2022 until March 7, 2023, and our Chief Executive Officer as of March 7, 2023;

●

Craig K. Tagawa, our President and Chief Operating and Financial Officer until September 7, 2022, our President and Chief Financial Officer until April 16, 2023, and as of April 16, 2023, our President; and

●

Ernest R. Bates, our Senior Vice President, Sales and Business Development and International Operations until May 3, 2022 and thereafter Vice President, International Sales and Business Development. In connection with his appointment as Vice President, International Sales and Business Development. Mr. Bates ceased being an executive officer effective, May 3, 2022.

The Compensation Committee of our Board administers the compensation program for our Named Executive Officers with the objective of providing a competitive compensation package. However, we also believe that the compensation paid to our Named Executive Officers should be substantially dependent on our financial performance and the value created for our shareholders. For this reason, beginning in 2021 we instituted the VCP where our Named Executive Officers (other than our CEO) could earn bonuses based on the achievement of specific financial targets.

Highlights of Our 2022 Executive Compensation Practices

•	Independent Committee. Our Compensation Committee is comprised solely of independent directors.

•	No Guaranteed Salary Increases or Bonuses. None of our Named Executive Officers is guaranteed salary increases or bonuses for any year.

•

Performance-Based Compensation. In 2022, pursuant to the VCP, the Named Executive Officers (other than our CEO) could earn bonuses only upon the achievement of specific financial and operational performance targets.

•	No Special Cash Severance Provisions. None of our Named Executive Officers has an employment agreement or a severance agreement.

•

Equity Ownership. Our directors and executive officers as a group own approximately 30% (not including shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 24, 2023) of the issued and outstanding shares, which directly aligns their interests with that of the other shareholders.

•	No Excise Tax Gross-ups. Our Named Executive Officers do not receive tax “gross-ups” in connection with severance or change-in-control arrangements or otherwise.

•

No Pension Plans. None of our Named Executive Officers participates in any pension arrangements, defined benefit retirement plans, or nonqualified deferred compensation plans. None of our Named Executive Officers has supplemental executive retirement benefits.

Compensation Philosophy for Named Executive Officers

We seek to provide compensation packages for our Named Executive Officers to achieve the following objectives:

•	attract, retain, motivate and engage executives with superior leadership and management capabilities,

•	provide an overall level of compensation to each Named Executive Officer which is externally competitive, internally equitable and performance-driven, and

•	ensure that total compensation earned by our Named Executive Officers is reflective of our financial performance and aligned with the interests of our shareholders.

Elements of Compensation

In determining the appropriate level for each element of such compensation, the Compensation Committee reviews and evaluates the level of performance of the Company and the Named Executive Officer’s level of individual performance and potential to contribute to the Company’s future growth, and seeks to set compensation at a level that is both reasonable and equitable based on that assessment. We also take into account our shareholders’ opinions on our executive compensation programs when determining whether to make any changes to our programs year over year.

Non-Binding, Advisory Vote on Executive Compensation. We conducted a non-binding, advisory vote on executive compensation at our 2022 Annual Meeting and will again conduct a vote in 2023. Approximately 94% of the votes cast on the advisory vote on executive compensation proposal at our 2022 Annual Meeting were in favor of our Named Executive Officer compensation program as disclosed in the 2022 proxy statement. While this vote was not binding on the Company, our Board or our Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our Proxy statement. We made significant changes to our compensation system during 2020 and 2021 that impacted the base salaries and incentives available to our executive officers in 2022.

CEO Compensation. On December 28, 2021, the Compensation Committee approved an annual base salary of $275,000 for Mr. Stachowiak in connection with his continued service as the Company’s CEO in 2022. The Compensation Committee also approved a grant of 120,000 restricted stock units to Mr. Stachowiak with a grant date of January 3, 2022. The RSUs vested in four equal installments on March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022.

Mr. Stachowiak’s compensation will be unchanged in 2023 in his new role as our Executive Chairman. Mr. Stachowiak does not participate in the VCP.

Base Salary. The Compensation Committee periodically reviews the base salary level of each executive officer. The base salaries for the executive officers are determined on the basis of their level of responsibility, experience and individual performance.

Variable Compensation Plan. The Company’s VCP provides an opportunity for the Named Executive Officers (other than our CEO in 2022) to earn additional compensation if through their efforts the Company achieved pre-established targets that would improve its financial performance and position it for future growth and profitability.

The Compensation Committee created a grid of targets based on the Board-approved Operating Plan for 2022 for each Named Executive Officer (other than our CEO and Mr. Gaccione) and the amount of supplemental compensation payable for achieving these in whole or in part. These targets covered new business origination, revenues, net income and EBITDA as well as goals for portions of the business that were under the personal guidance of these executives. The VCP also contains two “gates” that had to be achieved before any incentive compensation would be paid. These gates were based on projected net income and EBITDA under the Operating Plan. The bonuses would not be paid unless the gates would be achieved after deducting the amount of incentive compensation payable under the VCP. Any incentive compensation earned under the VCP is payable 75% in cash and 25% in restricted stock units, which vest in 6 months. The amount that could have been received under the VCP for the Named Executive Officers (other than our CEO and Mr. Gaccione) ranged from 18.8% of base salary to 62.5% of base salary for Mr. Tagawa and 28.3% of base salary to 83.3% of base salary for Mr. Bates, with the target amount for Mr. Tagawa being set at 50% of his base salary and the target amount for Mr. Bates being set at 66.7% of his base salary. Assuming the targets are met, the resulting total compensation of the Named Executive Officers would fall within the compensation ranges for comparable companies and positions in the studies compiled by the Compensation Committee’s outside independent compensation consultant in 2020. Based on the Company’s financial results for 2022, Mr. Tagawa received $100,688 in cash and 10,827 restricted stock units and Mr. Bates received $87,750 in cash and 9,435 restricted stock units pursuant to the VCP, representing 90% and 78% respectively, of the target bonus opportunity for 2022. Mr. Gaccione received a cash bonus of $40,000 for 2022 based on the Compensation Committee’s conclusion that he had satisfied all of his performance objectives since joining the Company.

Equity Compensation. Our Incentive Compensation Plan provides us with flexibility in designing equity incentives and granting different types of equity awards. As described above, under the VCP, 25% of the earned bonus award is paid in restricted stock units and a portion of the compensation to our CEO is paid in restricted stock units. We believe that equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

Because the Company is cognizant of the dilutive effect of equity awards on our shareholders, the Company is committed to using equity incentive awards prudently and within reasonable limits. As a result of our measured approach to the use of equity incentive awards, as of April 24, 2023, of the 2,580,000 shares of our common stock authorized for award under our Incentive Compensation Plan, approximately 917,000 shares remain available for future award under the plan.

Timing of Equity Awards. The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. All stock option grants issued under our Incentive Compensation Plan have an exercise price per share no less than the fair market value per share on the grant date.

Health and Retirement Programs. Our executive officers are eligible to participate in our 401(k) plan and our flexible benefit plan on the same basis as all other regular U.S. employees.

Executive Officer Perquisites and Other Programs. It is not our practice to provide our executive officers with any meaningful perquisites. We have not implemented any pension arrangements, defined benefit retirement arrangements, non-qualified deferred compensation programs or any supplemental executive retirement plans for our executive officers.

Employment Agreements. None of the executive officers has an employment or severance agreement.

Compensation Committee Processes

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the Compensation Committee.

The Compensation Committee previously engaged Meridian to assist it in connection with its review, analysis, and determinations with respect to the compensation of our executive officers.

The Compensation Committee also received the advice of Meridian in 2020 in connection with designing compensation arrangements with Dr. Bates and Mr. Stachowiak in connection with their executive transition and the evaluation of the competitiveness of the Company’s compensation measured against an updated peer group.

The Compensation Committee may engage a compensation consultant or hire additional advisors at any time. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee.

Use of Competitive Compensation Data.

We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or annual or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. Instead, the Compensation Committee believes that information regarding the compensation practices at other companies are useful as a reference point for its compensation decisions.

Tax Considerations. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), this limitation applied only to compensation that is not considered to be performance-based under the terms of Code Section 162(m), and our Incentive Compensation Plan was structured with the objective of providing the Company with the opportunity to qualify one or more awards under the plan (including the performance-based restricted stock awards granted in 2017) as performance-based compensation for purposes of Code Section 162(m). The TCJA provides transition relief for certain contractual arrangements in place as of November 2, 2017. Regardless, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation that is not deductible.

In addition to our non-binding, advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2022 and December 31, 2021 by the Named Executive Officers.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards(3)	Nonequity Incentive Plan Compensation ($)	All Other Compensation (4)	Total ($)
Raymond C. Stachowiak,	2022	$272,000	--	$288,000	--	--		$560,000
Chief Executive Officer	2021	$200,000		$329,400				$529,400

Craig K. Tagawa,	2022	$300,000	--	$37,500	--	$100,688	$12,924	$451,112
President, Chief Financial Officer	2021	$292,500		$37,500		$38,812	$12,924	$381,736

Peter M. Gaccione, Chief Operating Officer	2022	$77,300	--		$74,734	$40,000		$192,034

Ernest R. Bates, Vice President, International	2022	$193,000	--	$37,500	--	$87,750	$9,435	$327,685
Sales and Business Development (5)	2021	$225,000		37,500		$5,625	$9,954	$278,079

(1)	Includes amounts deferred under the Company’s Retirement Plan for Employees of American Shared Hospital Services, a qualified plan under section 401(k) of the Internal Revenue Code.
(2)

The dollar amount reflects the grant date fair value of the restricted stock unit awards granted under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 8 to the Company's audited financial statements for the fiscal year ended December 31, 2022 and included in the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2023. If the highest level of performance conditions were met in 2022, the full grant date fair value associated with these restricted stock unit awards in 2022 would have been $46,875 for each of Mr. Tagawa and Mr. Bates.

(3)	The dollar amount reflects the grant date fair value of the option award granted under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2022 and included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023. The option award granted to Mr. Gaccione in 2022 has an exercise price of $2.72 and will vest in equal annual installments over a five-year period beginning on September 7, 2023, provided that Mr. Gaccione continues to provide services to the Company through each applicable vesting period.
(4)	The amounts shown under All Other Compensation include matching contributions under the Company’s 401(k) plan, automobile and parking allowance, and premiums paid by the Company for long term disability coverage.
(5)

Ernest R. Bates served as the Company’s Senior Vice President of Sales and Business Development, International Operations until May 3, 2022 and thereafter as the Company’s Vice President of International Sales and Business Development. In connection with his appointment as Vice President of International Sales and Business Development, Mr. Bates ceased being an executive officer, effective, May 3, 2022.

Pay Versus Performance

The following table (our “Pay-for-Performance Table”) reports the compensation of our principal executive officer (“PEO”) and the average compensation of our other Named Executive Officers (for purposes of this “Pay Versus Performance” section, the “NEOs”) for the past two fiscal years as reported in our Summary Compensation Table. The information reported in the Pay-for-Performance Table is meant to reflect the relationship between the executive compensation that the Company actually paid and certain measures of the Company’s financial performance. For information regarding the Company’s pay-for-performance philosophy and how we align executive compensation with the Company’s financial performance, refer to our Narrative Disclosure Regarding Compensation. In accordance with the reduced disclosure requirements for smaller reporting companies, we have not included a tabular list of financial performance measures, a “Company-Selected Measure,” or executive compensation data for any peer group of the Company, and we have reported the required pay-versus-performance information for two instead of three years.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (4)	Net Income ($) (5)
2022	$560,000	$560,000	$323,610	$320,012	$122	$1,328,000
2021	$529,400	$529,400	$329,908	$299,815	$108	$194,000

(1)	Raymond C. Stachowiak, our PEO, was our Chief Executive Officer for each of the years presented.

(2)

During 2022, our non-PEO NEOs included Ernest R. Bates, Craig K. Tagawa, and Peter Gaccione, who became our Chief Operating Officer and an NEO on September 6, 2022. During 2021, our non-PEO NEOs were Ernest R. Bates and Craig K. Tagawa.

(3)

Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The table below sets forth each adjustment to the equity awards granted to our NEOs during each year presented in the table to calculate the compensation actually paid to our NEOs each year. Values reported in the table below are roundest to the nearest dollar.

Adjustments to Equity Awards to Determine	PEO		Non-PEO NEOs
Compensation “Actually Paid”	2022	2021	2022	2021
Average Summary Compensation Table Total	$560,000	$529,400	$323,610	$329,908
Minus amounts reported in the “Stock Awards” and "Option Awards" columns of the Summary Compensation Table.	$(288,000)	$(329,400)	$(49,911)	$(37,500)
Plus fair value as of the end of the covered year of awards granted during the covered year that are outstanding and unvested as of the end of the covered year.			$45,849	7,407
Plus fair value as of the vesting date for awards granted during the covered year that vested during the covered year.	$288,000	$329,400	--	—
Plus the change in fair value as of the vesting date (compared to as of the prior year end) of awards granted prior to the covered year that vested during the covered year.	—	—	$464	—
Total Adjustments	--	--	$(3,598)	$(30,093)
Compensation “Actually Paid”	$560,000	$529,400	$320,012	$299,815

(4)

The amounts shown above represent the Company’s cumulative total shareholder return (“TSR”) on an assumed investment of $100 in shares of our Common Stock over the indicated measurement period. Cumulative TSR is calculated by dividing (i) the sum of the cumulative amount of dividends on our Common Stock for the measurement period (if any), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period, by (ii) the Company’s share price at the beginning of the measurement period.

(5)	The dollar amounts reported represent the amount of net income available to common shareholders reflected in the Company’s audited financial statements for the applicable year.

Relationship Between “Compensation Actually Paid” and Performance

The following graphs address the relationship between the compensation “actually paid” by the Company to our NEOs as disclosed in the Pay-for-Performance table and the Company’s (i) cumulative total shareholder return, assuming an initial fixed investment of $100, and (ii) net income, in each case, for the years ended December 31, 2021 and 2022.

PEO and Average Non-PEO NEOs Compensation Actually Paid vs. Company TSR

PEO and Average Other NEOs Compensation Actually Paid vs. GAAP Net Income

Outstanding Equity Awards at Fiscal Year-End 2022

The following table provides information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)(3)
Raymond C. Stachowiak	2,000	--	$3.03	6/20/26	--	--
	2,000	--	$2.68	6/13/25	--	--
	2,000	--	$3.90	6/26/24	--	--
	2,000	--	$2.25	6/20/23	--	--
Peter M. Gaccione		50,000	$2.72	9/06/29
Craig K. Tagawa					15,890	$46,558
Ernest R. Bates	--	--	--		15,890	$46,558

(1) The options granted to Mr. Gaccione vest in equal annual installments over a five-year period beginning on September 7, 2023, provided that Mr. Gaccione continues to provide services to the Company through each applicable vesting period.

(2) Represents performance based restricted stock award unit awarded under the Company’s Incentive Compensation Plan based on the assumption that the Company would achieve target performance for the performance goals in 2022. Mr. Tagawa and Mr. Bates received 10,827 and 9,435 restricted stock units under the VCP, respectfully, on March 7, 2023. These restricted stock units fully vest on September 7, 2023.

(3) Market value was determined by multiplying the number of shares that have not vested by the closing market price of our Common Stock on December 30, 2022.

Payments Upon Termination or Change in Control

Under our Incentive Compensation Plan, in the event a change in control occurs, each outstanding equity award will automatically accelerate in full, unless that award is assumed or replaced by the successor corporation or otherwise continued in effect.

The plan administrator has the discretion to structure one or more equity awards under the Incentive Compensation Plan so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

Shares Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance
Equity compensation plans approved by security holders (1)	220,000	(2)	$2.73	(3)	1,219,000	(4)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	220,000				1,219,000

(1)	Consists of our Incentive Compensation Plan.
(2)

Includes 117,000 shares of our common stock subject to restricted stock unit awards granted under the Incentive Compensation Plan, including awards with respect to deferred director retention fees, that will entitle each holder to one share of our common stock for each such unit that vests over the holder’s period of continued service. Also includes 93,000 shares of our common stock subject to option awards granted under the Incentive Compensation Plan. No shares are included here with respect to shares issued in connection with restricted stock awards that remained subject to vesting conditions as of December 31, 2021 as these shares were already issued and outstanding at that time.

(3)

Calculated without taking into account 5,000 shares of common stock subject to outstanding restricted stock unit awards that will become issuable, as those units vest, without any cash consideration or other payment required for such shares.

(4)

Shares reserved for issuance under the Incentive Compensation Plan may be issued upon the exercise of stock options or stock appreciation rights, through direct stock issuances or pursuant to restricted stock units or other stock based awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

HEDGING POLICY

The Company’s Insider Trading Policy prohibits all members of the Board, officers and employees of the Company from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews related party transactions as such term is defined under Item 404(a) of Regulation S-K pursuant to the charter of the Audit Committee. The Audit Committee evaluates all such transactions and determines whether or not it serves the best interest of the Corporation and its stockholders and whether the relationship should be continued or eliminated.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s consolidated financial statements for the years ended December 31, 2022 and 2021 have been audited by Moss Adams LLP. The Audit Committee has appointed Moss Adams LLP to be the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023, subject to shareholder ratification at the Meeting.

Representatives of Moss Adams LLP are expected to be present at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement, if they so desire.

The aggregate fees billed by Moss Adams LLP and their respective affiliates for professional services performed for 2022 and 2021 are as follows:

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees (4)	Total Fees
2022	$398,000	$0	$132,000	$0	$530,000
2021	$245,000	$0	$110,000	$0	$355,000

(1)

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees: Consists of fees generally related to accounting advice, review of SEC comment letters, and other compliance issues.

(3)	Tax Fees: Consists of tax compliance and preparation and other tax services.

(4)	All Other Fees: Consists of fees for all other services other than those reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services and related fees do not impair the independent registered public accounting firm’s independence. The independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the independent registered public accounting firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the SEC. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023 UNLESS OTHERWISE INSTRUCTED.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended except to the extent the Company specifically incorporates the Report by reference therein.

The Audit Committee of the Board consisted of four directors until March 24, 2023 and three thereafter, all of whom are ‘independent’ as defined in the listing standards of the NYSE American and Exchange Act Rules. As discussed elsewhere in this proxy statement, Mr. Daniel Kelly, Ms. Kathleen Miles, Mr. S. Mert Ozyurek, and Ms. Vicki L. Wilson composed the Audit Committee until Mr. Ozyurek’s resignation from the Board on March 24, 2022. Following Mr. Ozyurek’s resignation, Mr. Kelly, Ms. Miles and Ms. Wilson composed the Audit Committee. The primary purposes of the Audit Committee are to review the financial reporting and internal controls of the Company, to appoint an independent registered public accounting firm, to review the reports of such auditors, and to review periodically the Audit Committee charter. During 2022, the Audit Committee held four meetings. Ms. Wilson was the Chair of the Audit Committee.

The Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the financial statements of the Company for the fiscal year ended December 31, 2022 and the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The topics of these discussions included the quality of the Company’s internal controls, the audit plans, audit scope and identification of audit risks. In addition, representatives from the independent registered public accounting firm attend the Audit Committee meetings, and the Committee received assurances that the independent registered public accounting firm reviewed and discussed with management the interim financial reports prior to each quarterly earnings announcement.

The Company’s independent registered public accounting firm provided a formal written statement that described all relationships between the auditors and the Company with respect to the auditors’ independence within the meaning of the federal securities laws administered by the SEC, and the Audit Committee satisfied itself as to the public accounting firm’s independence. The Audit Committee received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by Auditing Standard No. 16 or any successor standard, as amended, “Communications with Audit Committees” and, with and without the presence of management, reviewed and discussed the results of the independent registered public accounting firm’s examination of the Company’s financial statements. Management, being responsible for the Company’s financial statements, represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for the examination of those statements.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review as described previously, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC.

Submitted by the Audit Committee of the Board:

Vicki L. Wilson (Chair)

Daniel G. Kelly, Jr.

Kathleen Miles

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2024 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than January 2, 2024.

Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Company’s proxy materials to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, or, if less than 70 days’ notice of the date of such meeting has been given to shareholders, then not later than the close of business on the tenth day following the earlier of the first public disclosure of the meeting date and the mailing of the Company’s notice. A shareholder’s notice should provide a list of each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the number of shares held by the shareholder; any material interest of the shareholder in the business; and other requirements set forth in the Company’s Bylaws.

In addition to the satisfying the foregoing advance notice requirements under the Company’s Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and that is postmarked or transmitted electronically to the Company no later than April 21, 2024.

ANNUAL REPORT

The Company’s 2022 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

By Order of the Board

Alexis N. Wallace
Corporate Secretary

Dated: May 1, 2023
San Francisco, California

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN SHARED HOSPITAL SERVICES

June 20, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

A COPY OF OUR PROXY STATEMENT, ANNUAL REPORT AND PROXY CARD IS AVAILABLE AT https://www.astproxyportal.com/ast/00186

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530300000000000100 9 062023

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS: To elect five persons named below to the Board of Directors to serve until the 2024 Annual Meeting of Shareholders and until their successors have elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders and all other matters coming before the meeting. **If no direction is made, this proxy will be voted FOR the election of directors recommended herein, FOR Proposal No. 2, FOR Proposal No. 3.**

The Board of Directors recommends a vote FOR election of the directors nominated herein, FOR the non-binding advisory vote on the compensation of our named executive officers and FOR the ratification of the appointment of the independent registered public accounting firm.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AMERICAN SHARED HOSPITAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY NOMINATE(S), CONSTITUTE(S) AND APPOINT(S) RAYMOND C. STACHOWIAK AND CRAIG K. TAGAWA, AND EACH OF THEM, ATTORNEYS, AGENTS, AND PROXIES OF THE UNDERSIGNED, WITH FULL POWERS OF SUBSTITUTION TO EACH, TO ATTEND AND TO ACT AS PROXY OR PROXIES OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES TO BE HELD ON TUESDAY, JUNE 20, 2023 AT 9:00 AM PACIFIC DAYLIGHT TIME AT THE HILTON HOTEL AT 750 KEARNY STREET, SAN FRANCISCO, CA 94108 AND IN A VIRTUAL MEETING FORMAT, OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF, AND TO VOTE AS SPECIFIED HEREIN THE NUMBER OF SHARES THAT THE UNDERSIGNED, IF PERSONALLY PRESENT IN PERSON OR VIRTUALLY, WOULD BE ENTITLED TO VOTE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FIVE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2023. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. **IF NO DIRECTION IS MADE, IT WILL BE VOTED, "FOR" THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, "FOR" THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.** THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL COME BEFORE THE ANNUAL MEETING, OTHER THAN THOSE DESCRIBED IN THIS PROXY. HOWEVER, IF SUCH MATTERS ARE PRESENTED, THE NAMED PROXIES WILL, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, VOTE SUCH PROXIES IN ACCORDANCE WITH THE JUDGMENT OF SUCH NAMED PROXIES WITH RESPECT TO ANY SUCH OTHER MATTER PROPERLY COMING BEFORE THE MEETING. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY ALSO MAY BE REVOKED BY IN PERSON OR VIRTUAL ATTENDANCE AT THE ANNUAL MEETING AND PROPERLY VOTING IN PERSON OR ONLINE AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN SHARED HOSPITAL SERVICES

June 20, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiagm.com/222396593 (password: ashs2023) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 20, 2023:
A COPY OF OUR PROXY STATEMENT, ANNUAL REPORT AND PROXY CARD IS AVAILABLE AT https://www.astproxyportal.com/ast/00186

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20530300000000000100 9 062023

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS: To elect five persons named below to the Board of Directors to serve until the 2024 Annual Meeting of Shareholders and until their successors have elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders and all other matters coming before the meeting. If no direction is made, this proxy will be voted FOR the election of directors recommended herein, FOR Proposal No. 2, FOR Proposal No. 3.

The Board of Directors recommends a vote FOR election of the directors nominated herein, FOR the non binding advisory vote on the compensation of our named executive officers and FOR the ratification of the appointment of the independent registered public accounting firm.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.